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                                                                   EXHIBIT 99.10

                               [NORTEL LETTERHEAD]





December 27, 2001


Mr. Darrell E. Borne
Chief Financial Officer
Elastic Networks, Inc.
6120 Windward Parkway, Ste. 100
Alpharetta, GA  30005

         Re:      Modification of Letter Agreement - Nortel Networks/Elastic
                  Networks

Dear Darrell:

         This letter agreement documents the agreement of Elastic Networks, Inc. ("Elastic Networks") and Nortel Networks Inc. ("Nortel Networks"), regarding the termination of the remaining agency fees described in that certain Letter Agreement between Elastic Networks and Nortel Networks dated September 14, 2001 (the "Letter Agreement") to Modification Number 1 dated September 27, 2000 ("Modification Number 1") to the Distribution Agreement between Elastic Networks and Nortel Networks entered into on September 1, 1998 ("Distribution Agreement"). The parties agree to amend the Letter Agreement to terminate the remaining agency fee related to Verizon Avenue Corporation.

         In particular, the second sentence of the second paragraph of the Letter Agreement is deleted in its entirety. In addition, the parenthetical in the eighth line of the second paragraph of the Letter Agreement is deleted.

         Except for the amendment of the Letter Agreement as set forth herein, the Letter Agreement, Modification Number 1 and the Distribution Agreement remain in full force and effect.



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         If the above is consistent with your understanding of our agreement, please execute this Modification of Letter Agreement as indicated below and return the executed copy to my attention.

Sincerely,

/s/ Craig A. Johnson
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Acknowledged and agreed to:

/s/ Darrell Borne
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Elastic Networks, Inc.
Darrell Borne
Chief Financial Officer
Date: December 27, 2001
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